EXHIBIT 99.2
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                        [Letterhead of Heyman Properties]

Samuel J. Heyman
Chief Executive Officer

                                  CONFIDENTIAL

                                                                 August 28, 2006

Mr. Robert Tafaro
BMCA
1361 Alps Road
Wayne, NJ 07470

Dear Bob:

                  BMCA currently has under consideration a proposed possible merger with a building materials company, which as you know will require a refinancing of BMCA's credit agreement. In that regard, as a result of current BMCA credit agreement restrictions, this is to confirm that you have asked me to facilitate such possible acquisition by purchasing that company's shares in the open market. I have agreed to do so, through myself and affiliate entities. In the event that BMCA should be permitted, by its credit agreement in connection with the above refinancing, to purchase such shares, I have agreed, if BMCA so requests, to sell them to BMCA at cost.

                                                     Sincerely,

                                                     /s/ Samuel J. Heyman

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